Exhibit 99.(d)(3)(b)

SCHEDULE A

(as of September 18, 2026)

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco AAA CLO Floating Rate Note ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/27
Invesco Active U.S. Real Estate ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/20/08	11/18/08	11/19/08	4/30/27
Invesco Agency MBS ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/25	2/23/26	2/25/26	4/30/27
Invesco Comstock Contrarian Equity ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	5/7/25	4/30/27
Invesco Core Fixed Income ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	7/21/25	7/23/25	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Diversified Dividend Opportunities ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/25	3/16/26	3/18/26	4/30/27
Invesco Emerging Markets Enhanced ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/18/26	[ ]	[ ]	4/30/28
Invesco Flexible Income ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/25	2/23/26	2/25/26	4/30/27
Invesco Global Equity Net Zero ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	7/11/25	7/16/25	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco High Yield Systematic Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	11/24/20	12/02/20	4/30/27
Invesco Intermediate Municipal ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	7/21/25	7/23/25	4/30/27
Invesco International Developed Enhanced ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/18/26	[ ]	[ ]	4/30/28
Invesco International Growth Focus ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	6/11/25	4/30/27
Invesco Managed Futures Strategy ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	3/17/25	3/19/25	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco MSCI EAFE Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/27
Invesco QQQ Hedged Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	5/7/25	4/30/27
Invesco QQQ Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/27
Invesco Rochester High Yield Municipal ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Short Duration High Yield ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/27
Invesco Short Duration Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/27
Invesco S&P 500 Equal Weight Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/27
Invesco SteelPath MLP & Energy Infrastructure ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust	12/13/24	2/18/25	2/20/25	4/30/27
Invesco Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Ultra Short Duration ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/27
Invesco U.S. Large Cap Enhanced ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/18/26	[ ]	[ ]	4/30/28
Invesco U.S. Small Cap Enhanced ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/18/26	[ ]	[ ]	4/30/28
Invesco Variable Rate Investment Grade ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/15	09/20/16	09/21/16	4/30/27

SCHEDULE B

Addresses of Sub-Advisers

Invesco Advisers, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046

Invesco Asset Management Limited

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire

RG9 1HH

United Kingdom

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14th Floor

6-10-1 Roppongi, Minato-ku

Tokyo 106-6114

Invesco Hong Kong Limited

45/F Jardine House

1 Connaught Place,

Central Hong Kong

Invesco Senior Secured Management, Inc.

225 Liberty Street

New York, NY 10281

Invesco Management S.A.

President Building

37A Avenue JF Kennedy

L-1855 Luxembourg

INVESCO CAPITAL MANAGEMENT LLC
Adviser

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Managing Director & Principal Executive Officer

INVESCO ADVISERS, INC.
Sub-Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

By:	/s/ Oliver Bilal
Name:	Oliver Bilal
Title:	Authorised Signatory

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub- Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO MANAGEMENT, S.A.
Sub- Adviser

By:	/s/ Thierry Lelièvre /s/Peter Carroll
Name:	Thierry Lelièvre and Peter Carroll
Title:	Authorised Signatory

INVESCO HONG KONG LIMITED
Sub- Adviser

By:	/s/ Fanny Lee /s/ Richard Chow
Name:	Fanny Lee Richard Chow
Title:	Head of Finance, GC/ Reg Head of Investments, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary & Associate General Counsel